EXHIBIT 24.1

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jochen E. Tilk, Wayne R. Brownlee and Joseph A. Podwika, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ John W. Estey John W. Estey	Chair of the Board	May 11, 2016

/s/ Wayne R. Brownlee Wayne R. Brownlee	Executive Vice President, Treasurer and Chief Financial Officer (Principal financial and accounting officer)	May 11, 2016

/s/ Jochen E. Tilk Jochen E. Tilk	President and Chief Executive Officer (Principal executive officer)	May 11, 2016

/s/ Christopher M. Burley Christopher M. Burley	Director	May 11, 2016

/s/ Donald G. Chynoweth Donald G. Chynoweth	Director	May 11, 2016

/s/ Gerald W. Grandey Gerald W. Grandey	Director	May 11, 2016

/s/ C. Steven Hoffman C. Steven Hoffman	Director	May 11, 2016

/s/ Alice D. Laberge Alice D. Laberge	Director	May 11, 2016

/s/ Consuelo E. Madere Consuelo E. Madere	Director	May 11, 2016

/s/ Keith G. Martell Keith G. Martell	Director	May 11, 2016

/s/ Jeffrey J. McCaig Jeffrey J. McCaig	Director	May 11, 2016

/s/ Aaron W. Regent Aaron W. Regent	Director	May 11, 2016

Signature	Title	Date

/s/ Elena Viyella de Paliza Elena Viyella de Paliza	Director	May 11, 2016

/s/ Zoë A. Yujnovich Zoë A. Yujnovich	Director	May 11, 2016